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NS GROUP, INC.                     March 31, 2004     Form 10-Q     Exhibit 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (thousands of dollars)

                                                 Three Months Ended
                                           03/31/2004          03/31/2003
                                           ----------          ----------
Earnings
     Pretax income (loss)                   $  5,144            $(11,215)

     Interest expense                            318               1,361
     Interest portion of rent expense (a)        112                  99
                                            --------            --------

                                            $  5,574            $ (9,755)
                                            ========            ========

Fixed Charges
     Interest expense                       $    318            $  1,361
     Interest portion of rent expense (a)        112                  99
                                            --------            --------

                                            $    430            $  1,460
                                            ========            ========

Ratio of Earnings to Fixed Charges              13.0                   -

Deficiency in Earnings                             -            $ 11,215

(a) One-third of rent expense is the portion deemed representative of the interest factor.